UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

CrowdStrike Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38933	45-3788918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Mathilda Place, Suite 300 Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 512-8906

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0005 par value	CRWD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 9, 2020, the Board of Directors (the “Board”) of CrowdStrike Holdings, Inc. (the “Company” or “CrowdStrike”) appointed Abhishek Maheshwari as CrowdStrike’s principal accounting officer, effective immediately.

Mr. Maheshwari, 40, has served as the Company’s Chief Accounting Officer since July 2019. Prior to joining CrowdStrike and since January 2014, Mr. Maheshwari was employed by Logitech International S.A., a manufacturer of computer peripherals and software, including as Head of Finance & Chief Accounting Officer from May 2018 to July 2019 and Vice President, Finance & Chief Accounting Officer from August 2015 to May 2018. Mr. Maheshwari has completed an Executive Program from the Stanford Graduate School of Business, holds a Bachelors of Commerce degree from Agra University, and is a Chartered Accountant from India and a Certified Public Accountant (inactive) in California.

There were no new compensatory arrangements or modifications to existing compensatory arrangements, nor were there any grants or awards made to Mr. Maheshwari, in connection with his appointment as the Company’s principal accounting officer. Mr. Maheshwari will continue to be eligible to participate in the Company’s compensation and benefit plans and programs made available to the Company’s employees.

There is no arrangement or understanding with any person pursuant to which Mr. Maheshwari was appointed as principal accounting officer, and there are no family relationships between Mr. Maheshwari and any director or executive officer of CrowdStrike. Additionally, there are no transactions between Mr. Maheshwari and CrowdStrike and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

(e)

On April 9, 2020, the Board approved certain changes to the compensation of the Company’s current named executive officers—George Kurtz (President and Chief Executive Officer), Burt W. Podbere (Chief Financial Officer) and Colin Black (Chief Operating Officer)—as described below.

In order to align his base salary with competitive market practice, the Board increased Mr. Kurtz’s annual base salary, effective as of February 1, 2020, from $450,000 to $550,000. In addition, in order to further enhance the pay-for-performance nature of our executive compensation program, commencing with the Company’s fiscal year ending January 31, 2021 (“Fiscal 2021”), Mr. Kurtz will cease participation in the discretionary bonus plan established for him by the Compensation Committee of the Board (the “Committee”), and will instead be eligible to participate in the Company’s Corporate Incentive Plan (the “CIP”), a formulaic performance-based cash bonus plan that the Company maintains for the benefit of its non-sales and corporate staff. Under the CIP, the Committee approves the target financial metrics for the funding of the pool, the individual bonus targets expressed as a percentage of base salary, and for the named executive officers determines the amount of actual cash bonuses based on the achievement towards the financial targets on a quarterly basis.

In addition, the Board approved an increase in the target annual cash bonus opportunity for Mr. Podbere for Fiscal 2021 from 50% to 60% of his Fiscal 2021 base salary of $400,000.

The Board also approved the grant of annual equity incentive awards for Fiscal 2021 to each of our named executive officers, effective April 9, 2020 (the “2021 Equity Awards”). The aggregate grant date value of the 2021 Equity Awards granted to Mr. Kurtz was approximately $15.0 million and to each of Messrs. Podbere and Black was approximately $9.0 million, which amounts are intended both to provide long term retentive value and to further tie pay to performance. The target number of shares of the Company’s Class A Common Stock, par value $0.0005 per share (each, a “Share”), underlying the 2021 Equity Awards was determined by reference to the average of the closing price of a Share for each of the trading days in the month of March.

The 2021 Equity Awards were granted under the CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan (the “Equity Plan”), with 2/3 of the 2021 Equity Awards granted in the form of restricted stock units (“RSUs”) and the remaining 1/3 granted in the form of performance stock units (“PSUs”).

The RSUs will vest over a four-year service period, with 25% of the RSUs vesting on the first anniversary of the applicable vesting commencement date, and the remaining 75% of the RSUs vesting in equal quarterly installments thereafter, subject generally to the executive’s continued employment through the applicable vesting date.

The PSUs will vest between 0% and 130% of the target number of PSUs granted to the executive based on the satisfaction of both a performance-based vesting condition and a service-based vesting condition. The performance-based vesting condition will be satisfied based on the Company's achievement of the applicable revenue growth performance goal, which is calculated based on the growth of the Company's revenue for Fiscal 2021 relative to the Company’s revenue for the fiscal year ended January 31, 2020. To the extent the performance goal is achieved at or above the applicable threshold performance level, the earned PSUs will service-vest on a schedule similar to that applicable to the RSUs (as described above), subject generally to the executive’s continued employment through the applicable vesting date. If the performance goal is achieved below the threshold performance level, the PSUs will be forfeited in their entirety.

The award agreements under the Equity Plan applicable to the awards of RSUs and PSUs provide that, in the event of the executive’s termination of employment for any reason, any unvested RSUs or PSUs will be forfeited in their entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdStrike Holdings, Inc.

Date: April 10, 2020	/s/ Burt W. Podbere
Burt W. Podbere Chief Financial Officer